UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

ANAPLAN, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-38698	27-0897861
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hawthorne Street San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 742-8199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.0001 par value	PLAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).     Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

On June 22, 2022, Alpine Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Anaplan Holdings, LLC (f/k/a Alpine Parent, LLC), a Delaware limited liability company (“Parent”), completed its merger (the “Merger”) with and into Anaplan, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the Agreement and Plan of Merger, dated as of March 20, 2022, as amended by that certain Amendment to the Agreement and Plan of Merger, dated as of June 6, 2022 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company. The Company was the surviving corporation in the Merger and, as a result, is now a wholly owned subsidiary of Parent. Parent is controlled by investment funds affiliated with Thoma Bravo, L.P., a Delaware limited partnership (such investment funds, collectively, “Thoma Bravo”), and is beneficially owned by such funds and certain other investors.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction to this Current Report on Form 8-K (the “Introduction”) is incorporated into this Item 2.01 by reference.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of the Company (“Company Shares”) issued and outstanding as of immediately prior to the Effective Time (other than Company Shares to be canceled pursuant to Section 2.6(b) of the Merger Agreement and any Company Shares that have properly and validly exercised their statutory rights of appraisal) were cancelled and automatically converted into the right to receive cash in an amount equal to $63.75, net of applicable withholding taxes and without interest thereon (the “Merger Consideration”).

Vested and unvested Company stock options were cancelled at the Effective Time and converted into the right to receive an amount in cash equal to (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such stock option multiplied by (ii) the number of Company Shares subject to such stock option (less applicable deductions and withholdings), with payment with respect to the Company stock options that remained unvested following application of the additional vesting credit (as described below) to be made at the same time as such unvested Company stock options would have vested pursuant to their terms and subject to the Optionholder’s continued service through the applicable vesting date(s).

Vested and unvested Company restricted stock units (including any restricted stock units that had been subject to performance conditions that were not satisfied at the Effective Time, which performance conditions were deemed satisfied at 100% of the target levels of performance in accordance with the terms of the applicable stock plan and award agreement) were, subject to the following sentence, cancelled at the Effective Time and converted automatically into the right to receive an amount in cash equal to (i) the Merger Consideration multiplied by (ii) the number of Company Shares subject to such restricted stock unit (less applicable deductions and withholdings), with payment with respect to the Company restricted stock units that remained unvested following application of the additional vesting credit (as described below) to be made at the same time as such unvested Company restricted stock units would have vested pursuant to their terms and subject to such holder’s continued service through the applicable vesting date(s).

Unvested Company restricted stock units and unvested Company stock options, in each case, that were not subject to performance conditions, that were outstanding on the date of the Merger Agreement and that would have vested on or prior to January 31, 2023 in accordance with their terms as in effect as of the date of the Merger Agreement each received additional vesting credit, were deemed vested as of the Effective Time and will be paid following the Closing. Any remaining unvested Company restricted stock units and unvested Company stock options, in each case, that were not subject to performance conditions (i.e., any time-based Company restricted stock units or stock options that remained outstanding and unvested after the Effective Time following application of the additional vesting credit through January 31, 2023 as described above) were converted to cash awards, and will vest and be paid on their original vesting schedule, subject to such holder’s continued service through the applicable vesting date(s), as described above.

For any unvested Company restricted stock units and unvested Company stock options that were outstanding as of the date of the Merger Agreement and that remained subject to performance conditions as of immediately prior to the Effective Time, after giving effect to the deemed achievement of performance conditions at 100% of target levels as described above, one-third (1/3) of such unvested restricted stock units and unvested stock options received additional vesting credit and were deemed vested as of the Effective Time and will be paid following the Closing.

For the remaining unvested Company restricted stock units and Company stock options, in each case, that were subject to performance conditions and that were not accelerated in accordance with the preceding sentence (i.e., with respect to the remaining two-thirds (2/3) of the shares subject thereto), 50% of such remaining awards will vest on February 1, 2023, and the remaining 50% will vest on February 1, 2024, in each case, subject to such holder’s continued service through the applicable vesting date(s).

The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Agreement and Plan of Merger, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 21, 2022 and incorporated herein by reference, and to the full text of the Amendment to the Agreement and Plan of Merger, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2022 and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, on June 22, 2022, the Company notified the New York Stock Exchange (the “NYSE”) of its intent to remove its Company Shares from listing on the NYSE and requested the NYSE file a Notification of Removal from Listing and/or Registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister its Company Shares. The Company intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Shares on the NYSE was suspended prior to market open on June 22, 2022.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Items 2.01 and 5.03 to this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introduction and under Item 2.01 to this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

In connection with the Merger, the aggregate purchase price paid for all equity securities of the Company was approximately $10.4 billion. The purchase price was funded by equity financing from Thoma Bravo and certain co-investors and debt financing from third-party debt financing sources.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with the Company), all of the directors of the Company (other than Frank Calderoni) ceased to be directors of the Company, as of the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub became directors of the Company. At the Effective Time, the Company’s board of directors consisted of Frank Calderoni and Vikas Mehta.

The officers of the Company immediately prior to the Effective Time continued as officers of the Company following the Effective Time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated to be in the form of the certificate of incorporation set forth on Exhibit A to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”) in accordance with the terms of the Merger Agreement. In addition, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated to be identical to the bylaws of Merger Sub, other than the name of Merger Sub, which was replaced by the name of the Company (the “Amended and Restated Bylaws”). Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On June 22, 2022, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

99.1	Press Release, dated June 22, 2022, issued by the Company.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAPLAN, INC.

DATE: June 22, 2022	By:	/s/ Gary Spiegel
	Name:	Gary Spiegel
	Title:	General Counsel and Senior Vice President